UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2012

Microsemi Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-08866	95-2110371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Enterprise Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 380-6100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of Microsemi Corporation (the “Company”) previously approved, subject to stockholder approval, amendments to the Microsemi Corporation 2008 Performance Incentive Plan (the “2008 Plan”) that would (1) increase the number of shares of the Company’s common stock that may be delivered pursuant to awards granted under the 2008 Plan by an additional 14,500,000 shares, (2) increase the share counting provision with respect to “full-value awards” granted under the 2008 Plan so that shares issued in respect of any full-value award would be counted against the aggregate share limit as 2.41 shares for every one share actually issued in connection with the award (for this purpose, a “full-value award” generally means any award granted under the 2008 Plan other than a stock option or stock appreciation right), (3) terminate the “evergreen” provisions of the 2008 Plan that provided for automatic increases in the plan’s share limit each year, (4) extend the term of the 2008 Plan through December 5, 2021 , and (5) extend the Company’s authority to grant awards under the 2008 Plan intended to qualify as “performance-based awards” within the meaning of Section 162(m) of the U.S. Internal Revenue Code through the 2017 annual meeting of stockholders. According to the results from the Company’s annual stockholder meeting held on January 31, 2012, the Company’s stockholders have approved the amendments to the 2008 Plan.

The following summary of the 2008 Plan is qualified in its entirety by reference to the text of the 2008 Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The Board or one or more committees appointed by the Board administers the 2008 Plan. The Board has delegated general administrative authority for the 2008 Plan to the Compensation Committee of the Board. The administrator of the 2008 Plan has broad authority under the 2008 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award. Persons eligible to receive awards under the 2008 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries.

After giving effect to the 2008 Plan amendments, the maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2008 Plan equals the sum of: (1) 28,523,664 shares, plus (2) the number of any shares subject to stock options granted under the Company’s 1987 Stock Plan (the “1987 Plan”) and outstanding as of February 20, 2008 which expire, or for any reason are cancelled or terminated, after that date without being exercised, plus (3) the number of any restricted shares or restricted stock units granted under the 1987 Plan that are outstanding and unvested as of February 20, 2008 which are forfeited, terminated, or otherwise cancelled or reacquired by the Company after that date without having become vested. After giving effect to the 2008 Plan amendments, shares issued in respect of any “full-value award” granted under the 2008 Plan will be counted against the plans’ share limit as 2.41 shares for every one share actually issued in connection with the award. For example, if the Company granted 100 shares of its common stock under the 2008 Plan, 241 shares would be charged against the share limit with respect to that award.

Except as described in the next sentence, shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2008 Plan will again be available for subsequent awards under the 2008 Plan. Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under the 2008 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2008 Plan. To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2008 Plan. In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2008 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued.

The types of awards that may be granted under the 2008 Plan include stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as certain cash bonus awards.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2008 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on January 31, 2012. On Proposal 1 - Election of Directors, the Company’s stockholders elected the following seven directors to serve until the next annual meeting and until their successors are duly elected and qualified. The votes received were as follows:

	For	Withheld	Broker Non-Votes
Dennis R. Leibel	78,274,404	1,288,735	2,410,121
James J. Peterson	79,219,610	343,529	2,410,121
Thomas R. Anderson	78,275,052	1,288,087	2,410,121
William E. Bendush	76,255,908	3,307,231	2,410,121
William L. Healey	78,282,150	1,280,989	2,410,121
Paul F. Folino	69,556,878	10,006,261	2,410,121
Matthew E. Massengill	69,815,470	9,747,669	2,410,121

On Proposal 2 - Advisory Vote on Executive Compensation, the Company’s stockholders approved the compensation paid to the Company’s Named Executive Officers (as defined in the proxy statement), as disclosed in the proxy statement. The votes received were as follows:

For	Against	Abstain	Broker Non-Votes
61,962,335	17,537,663	63,141	2,410,121

On Proposal 3 - Advisory Vote on Frequency of Advisory Votes on Executive Compensation, a majority of the Company’s stockholders voted in favor of holding future advisory votes on executive compensation every one year. The votes received were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
73,141,136	358,291	5,983,402	80,310	2,410,121

Based on these results, the Company currently intends to hold an advisory vote on executive compensation every one year.

On Proposal 4 - Approval of Amendments to the Microsemi Corporation 2008 Performance Incentive Plan, the Company’s stockholders approved the Amendments to the 2008 Plan. The votes received were as follows:

For	Against	Abstain	Broker Non-Votes
63,151,085	16,342,374	69,680	2,410,121

On Proposal 5 - Ratification of Independent Registered Public Accounting Firm, the Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2012. The votes received were as follows:

For	Against	Abstain	Broker Non-Votes
79,796,161	2,141,342	35,757	Not Applicable

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Microsemi Corporation 2008 Performance Incentive Plan, as amended (incorporated by reference to Appendix A to the Company’s definitive proxy statement as filed with the Commission on December 14, 2011).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microsemi Corporation
(Registrant)

	By:	/s/ JOHN W. HOHENER
Date: February 6, 2012		John W. Hohener
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Microsemi Corporation 2008 Performance Incentive Plan, as amended (incorporated by reference to Appendix A to the Company’s definitive proxy statement as filed with the Commission on December 14, 2011).